SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                            (Amendment No.         )

 Filed by Registrant  [x]
 Filed by a Party other than the Registrant [ ]
 Check the appropriate box:
 [ ]  Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
 [x]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ]  Soliciting Material Under Rule 14a-12

                          SPORT SUPPLY GROUP, INC.
 ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
 ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
 [x]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
 ----------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:
 ----------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ----------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
 ----------------------------------------------------------------------------
      (5) Total Fee Paid
 ----------------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
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      (2) Form, Schedule or Registration Statement No.
 ----------------------------------------------------------------------------
      (3) Filing Party:
 ----------------------------------------------------------------------------
      (4) Date Filed:

                           SPORT SUPPLY GROUP, INC.
                             1901 Diplomat Drive
                         Farmers Branch, Texas 75234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 26, 2002

      As a stockholder of Sport Supply Group, Inc., you are hereby given notice of and invited to attend in person or by proxy our Annual Meeting of Stockholders to be held at Bent Tree Country Club, 5201 Westgrove, Dallas, Texas 75248, on September 26, 2002, at 1:00 p.m. Central Standard Time, for the following purposes:

      1.   to elect five directors to serve for a term of one year; and

      2. to transact such other business as may properly come before the annual meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on July 29, 2002 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

      You are cordially invited to attend the annual meeting. However, whether or not you expect to attend the annual meeting, we want to have the maximum representation at the annual meeting and respectfully request that you date, execute and mail promptly the enclosed proxy.

      For your convenience in mailing the enclosed proxy, we have enclosed a stamped envelope for which no additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to its use as specified in the enclosed proxy statement.

                               By Order of the Board of Directors


                               TERRENCE M. BABILLA,
                               Chief Operating Officer,
                               Executive Vice President,
                               General Counsel and Secretary

 Dallas, Texas
 July 30, 2002

                           YOUR VOTE IS IMPORTANT.
                    PLEASE EXECUTE AND RETURN PROMPTLY THE
             ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                           SPORT SUPPLY GROUP, INC.
                            _____________________

                               PROXY STATEMENT
                            _____________________

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 26, 2002
                            _____________________

 To Our Stockholders:

      This proxy statement is furnished to our stockholders for use at our Annual Meeting of Stockholders to be held at Bent Tree Country Club, 5201 Westgrove, Dallas, Texas 75248 on September 26, 2002 at 1:00 p.m. Central Standard Time or any adjournments thereof.

      The record of stockholders entitled to vote at the annual meeting was taken at the close of business on July 29, 2002. We began mailing this proxy statement and the enclosed proxy to our stockholders on July 30, 2002.

      The enclosed proxy is solicited on behalf of our Board of Directors and can be revoked by you at any time prior to the voting of the proxy. Unless a contrary choice is indicated, all duly executed proxies that we receive will be voted in accordance with the instructions set forth on the back side of the proxy card.

                VOTING PROCEDURES AND REVOCABILITY OF PROXIES

      The accompanying proxy card is designed to permit each of our stockholders of record at the close of business on July 29, 2002 to vote on each of the proposals brought before the annual meeting. At the record date there were 8,917,244 shares of our common stock, par value $.01 per share, issued and outstanding and entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote.

      The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker non-votes are considered stockholders who are present and entitled to vote and they count toward the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

      The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for, the nominees for the Board of Directors. Directors are elected by a plurality and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

      When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card vote the shares represented in accordance with the stockholder's instructions. The proxies we have designated for the stockholders are Geoffrey P. Jurick, John P. Walker and Terrence M. Babilla. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the names of the other persons to act as your proxies. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

      If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted for the election of the five nominees for director and, at the discretion of the proxies designated by us, on any other matter that may properly come before the annual meeting.

      You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying our Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the annual meeting and casting a contrary vote. However, no revocation shall be effective unless notice of your revocation has been received by us at or prior to the annual meeting.

                            ELECTION OF DIRECTORS

      Five directors are proposed to be elected at the annual meeting. If elected, each director will hold office until the next annual meeting of our stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote. All nominees named in this proxy statement are members of our present Board of Directors.

      All nominees have consented to serve if elected.  We have no reason  to believe that any of the nominees named below will be unable to serve. If any nominee becomes unable to serve, (1) the shares represented by the designated proxies will be voted for the election of a substitute as the Board may recommend, (2) the Board may reduce the number of directors to eliminate the vacancy, or (3) the Board may fill the vacancy at a later date after selecting an appropriate nominee.

      Nominations for election to the Board may be made by the Board, a nominating committee appointed by the Board or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders must be made by written notice, certified mail, return-receipt requested and received by our Secretary no later than 60 days after the end of our fiscal year. If, however, we give our stockholders less than 35 days' notice of a stockholders' meeting called for the election of directors, nominations by stockholders must be received by our Secretary not later than the close of business on the seventh day following the day on which the notice was mailed.

      The stockholder's notice must set forth as to each proposed nominee who is not an incumbent director: (1) the name, age, business address and, if known, residence address of each nominee; (2) the principal occupation or employment of each nominee; (3) the number of shares of our common stock that are beneficially owned by each nominee and the nominating stockholder; and (4) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended ( we refer to it as the "Exchange Act").

      The current Board nominated  the nominees named  below for election  to
 our Board of  Directors.   The name,  age (as  of July  15, 2002),  business
 experience and  public directorships  of each  nominee for  director are  as follows:
                                                                    Year First
                                       Principal Occupation           Became
        Name            Age             Or Employment (1)            Director
 -------------------    ---    ---------------------------------     --------
 Geoffrey P. Jurick      61    Chairman of the Board and Chief         1996
                               Executive Officer (2)

 John P. Walker          39    President (3)                           1996

 Thomas P. Treichler     58    Chairman of the Board and Chief         1997
                               Executive Officer of Orient
                               Financial Corporation (4)

 Peter G. Bunger         62    Consultant (5)                          1996

 Johnson C.S. Ko         51    Chairman of Universal Appliances        1996
                               Limited (6)
________________________

 (1) Each of the nominees has held the position listed, or a similar position with the same or an affiliated organization, for at least the last five years, except as otherwise provided in this proxy statement.

 (2) Geoffrey P. Jurick has served as a director since December 10, 1996. Mr. Jurick has served as our Chairman of the Board since December 11, 1996 and as our Chief Executive Officer since January 23, 1997. Mr. Jurick has served as Chief Executive Officer and Chairman of Emerson Radio Corp. since July 1992 and December 1993, respectively. Since December 1996, he has served as Emerson's President and since January 1997, he has served as a Director and Chairman of the Board for Emerson. Emerson beneficially owns approximately 53% of our issued and outstanding common stock. For more information about Emerson, see "Certain Relationships and Related Transactions."

 (3) John P. Walker has served as a director since December 10, 1996 and has served as our President since July 28, 1998. Mr. Walker served as our Chief Financial Officer from December 11, 1996 to November 10, 1999, as our Chief Operating Officer from July 28, 1998 to July 28, 1999 and as an Executive Vice President from December 11, 1996 to July 28, 1998. Since April 2001, Mr. Walker has served as Executive Vice President - Global Management for Emerson. Mr. Walker served as Executive Vice President and Chief Financial Officer of Emerson from April 1996 until March 2001. Mr. Walker served as Emerson's Senior Vice President from April 1994 until March 1996. Emerson beneficially owns approximately 53% of our issued and outstanding common stock. See "Certain Relationships and Related Transactions" for more information about Emerson.

 (4) Dr. Thomas P. Treichler has been a director since March 23, 1997. Since 1983 Dr. Treichler has been the Chairman of the Board and Chief Executive Officer of Orient Financial Corporation, a San Francisco based financial and investment banking firm.

 (5) Peter G. Bunger has been a director since December 10, 1996. Mr. Bunger has been a director of Emerson since July 1992. Emerson beneficially owns approximately 53% of our issued and outstanding common stock. See "Certain Relationships and Related Transactions" for more information about Emerson. Presently, Mr. Bunger is a consultant with Savarina AG, an entity engaged in the business of portfolio management monitoring in Zurich, Switzerland. Since October 1992, Mr. Bunger has served as a director of Savarina AG, and since 1992, as a director of ISCS, a computer software company.

 (6) Johnson C.S. Ko has been a director since December 10, 1996. Since February 1994, Mr. Ko has served as the Chairman of Universal Appliances Limited, a Hong Kong corporation listed on the Hong Kong Stock Exchange. Universal Appliances is a holding company that owns or controls subsidiaries that are engaged in the distribution of consumer electronics, dissemination of international financial market information, the provision of multimedia platform for digital video broadcasting and digital content aggregator. Mr. Ko has served as director on certain boards of these subsidiaries since 1994 including as chairman and director of DVN (Holdings) Limited, a subsidiary company of Universal that is incorporated in Bermuda and listed on the Stock Exchange of Hong Kong Limited. Mr. Ko has served on boards of other listed companies since 1992. From 1997 to 2001, Mr. Ko served as Chairman (from September 1997 to December 1999) and director (from December 1999 to May 2001) of Leaptek Limited (formerly known as netalone.com Limited), a corporation listed on the Hong Kong Stock exchange engaging as a e-business service provider. From November 1999 to April 2000, Mr. Ko was appointed as a non-executive director of The DII Group, Inc., a company then listed on the NASDAQ, engaging in electronic subcontracting business with global manufacturing capabilities. Mr. Ko is also the Chairman of Kwan Wing Holding
      Limited, the holding company of Universal and an investment vehicle whose activities encompass trading, financial services and property holdings. Mr. Ko has also served as director in certain subsidiaries of Kwan Wing since 1992.


                THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR"
              EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth, as of July 25, 2002, the beneficial ownership of: (1) each current director; (2) each nominee for director; (3) each of our executive officers named in the Summary Compensation Table set forth below in "Executive Compensation and Other Information"; (4) our directors and executive officers as a group; and (5) each stockholder known to us to own beneficially more than 5% of our outstanding shares of common stock.

      Except as otherwise indicated and based upon our review of information as filed with the Securities and Exchange Commission (we refer to it as the "SEC"), we believe that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

                                        Amount and Nature   Percent
                                          of Beneficial        Of
   Name of Beneficial Owner                 Ownership        Class
   ----------------------------------   -----------------   -------

   Emerson Radio Corp.                  4,746,023 (1)        53.2%

   Dimensional Fund Advisors, Inc.        494,015 (2)         5.5%

   Wentworth Hauser & Violich, Inc.       449,615 (3)         5.0%

   Geoffrey P. Jurick*                  4,746,023 (4)        53.2%

   John P. Walker*                         36,106 (5)         **

   Peter G. Bunger*                        18,750 (6)         **

   Thomas P. Treichler*                    18,750 (6)         **

   Johnson C.S. Ko*                        28,750 (7)         **

   Terrence M. Babilla                      6,856 (8)         **

   Michael P. Glassman                      6,666 (9)         **

   Executive Officers and Directors     4,880,676 (10)      54.3%
   as a group (10 persons)

      (*) Director (all current directors are nominees for director). (**) Less than one percent

 (1) Emerson's address is Nine Entin Road, Parsippany, New Jersey 07054. Emerson's beneficial ownership is based on information set forth in an amendment to Report on Form 4 filed with the SEC by Emerson on March 8, 2002. Pursuant to the amendment on Report on Form 4, Emerson reported that it beneficially owned 4,746,023 shares of our common stock, including 1,098,900 shares of our common stock held by Emerson Radio (Hong Kong) Limited, a wholly-owned subsidiary of Emerson. Emerson has sole voting and dispositive power with respect to all 4,746,023 shares.

 (2) Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional's beneficial ownership is based on information set forth in Schedule 13G filed with the SEC by Dimensional on January 30, 2002. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 494,015 shares of our common stock as of December 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

 (3) Wentworth Hauser & Violich, Inc.'s address is 333 Sacramento Street, San Francisco, California 94111. Laird Norton Financial Group, Inc.'s ("LNFG") address is 801 Second Avenue, Suite 1600, Seattle, Washington 98104. Wentworth's beneficial ownership is based on information set forth in an amendment No. 2 to Schedule 13G filed with the SEC by Wentworth on February 13, 2002. Wentworth, a wholly-owned subsidiary of LNFG and an investment adviser to certain persons, reported it has shared voting and shared dispositive power with respect to all 449,615 shares. LNFG disclaims beneficial ownership of all such shares.

 (4) Mr. Jurick's address is Sport Supply Group, Inc., 1901 Diplomat Drive, Farmers Branch, Texas 75234. Mr. Jurick, directly and indirectly, beneficially owns approximately 38.1% of the issued and outstanding shares of Emerson's common stock and is the Chairman of the Board and Chief Executive Officer of Emerson and, therefore, may be deemed to control Emerson. As a result of such control, Mr. Jurick may be deemed to beneficially own the 4,746,023 shares of our common stock beneficially owned by Emerson. Mr. Jurick disclaims any such beneficial ownership. See Note (1) above and "Certain Relationships and Related Transactions" for more information about Emerson's investment.

 (5)  Consists of 36,106 shares of our common stock.

 (6) Consists of 18,750 shares of our common stock issuable upon exercise of stock options that are exercisable currently or within 60 days of the date hereof.

 (7)  Consists of 10,000 shares of our common stock and 18,750 shares of  our
      common  stock  issuable  upon  exercise  of  stock  options  that   are
      exercisable currently or within 60 days of the date hereof.

 (8)  Consists of 6,856 shares of our common stock.

 (9) Consists of 6,666 shares of our common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of the date hereof.

 (10) Includes 72,916 shares of our common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of the date hereof. Mr. Jurick disclaims beneficial ownership of our securities owned by Emerson. See Note (4) above.

                      BOARD OF DIRECTORS AND COMMITTEES

      The business of Sport Supply Group is managed under the direction of our Board of Directors. The Board meets during our fiscal year to review significant developments affecting the company and to act on matters requiring Board approval. The Board held four (4) formal meetings during our 2002 fiscal year and acted by unanimous written consent on three
 (3) occasions. During the 2002 fiscal year, each member of the Board participated in at least 75% of the Board and committee meetings for which he served as a director and/or committee member.

      During fiscal 2002, our Board had an audit committee and a compensation and stock option committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

      Audit Committee.  Our Audit Committee  is presently comprised of  Peter
 G. Bunger, Thomas P. Treichler and Johnson C.S. Ko. The Audit Committee recommends to the Board the appointment of a firm of certified public accountants to conduct audits of our accounts and affairs and monitors the performance of such firm. The Audit Committee also reviews our accounting objectives and procedures and the findings and reports of the independent certified public accountants, and makes reports and recommendations to the Board as it deems appropriate. All members of the Audit Committee satisfy the requirements of independence set forth in the Audit Committee Policy of the New York Stock Exchange. The Audit Committee held four (4) formal meetings during fiscal 2002. For additional information concerning the Audit Committee, see "Report of the Audit Committee."

      Compensation and Stock Option Committee. Our Compensation and Stock Option Committee is presently comprised of Johnson C. S. Ko and Thomas P. Treichler (each of whom is a non-employee Director, as defined in our stock option plan). Our Compensation and Stock Option Committee administers our stock option plan and has full and final authority to select the key employees, directors and consultants to whom awards are granted, the number of shares of common stock with respect to such awards, and the terms of such awards, including the exercise price of the stock options and any vesting periods. In general, the Compensation and Stock Option Committee is authorized to construe, interpret and administer our stock option plan and the provisions of the options granted thereunder, prescribe and amend rules for the operation of our stock option plan, and make all other determinations necessary or advisable for its implementation and administration. In addition, the Compensation and Stock Option Committee administers our employee stock purchase plan. The Compensation and Stock Option Committee also is responsible for recommending to the Board compensation arrangements for our Chairman of the Board, which recommendation is subject to the approval of a majority of the disinterested directors. The Compensation and Stock Option Committee did not hold any formal meeting during our 2002 fiscal year. For more information concerning the Compensation and Stock Option Committee, see "Report of the Compensation and Stock Option Committee on Executive Compensation."

      The Board of Directors did not have a standing nominating committee, or any other committee performing similar functions during our 2002 fiscal year. The Board of Directors performed the functions customarily attributable to a nominating committee as a whole.

 Compensation of Directors

      During our 2002 fiscal year, each non-management director was entitled to receive up to $8,000 in annual director's fees. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation and Stock Option Plan Committee each receive an additional $2,500 in annual fees. During fiscal 2002, Dr. Treichler, Mr. Ko and Mr. Bunger received $13,000, $8,000 and $8,000, respectively, in director's fees. Our officers do not receive compensation for serving on our Board. Non-employee directors are automatically granted nonqualified stock options to purchase 3,125 shares of our common stock on an annual basis.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

 Summary Compensation Table

      The  following   table  sets   forth  certain   information   regarding
 compensation paid during each  of our last three  fiscal years to our  Chief
 Executive Officer and each  of our other  most highly compensated  executive officers, based on salary and bonus earned during fiscal 2002.

      The information set  forth in  the following  table is  for the  twelve
 months ended September 29, 2000,  September 28, 2001, and   March 29,  2002.
 In fiscal year 2002, we changed our fiscal year end to March from September, therefore, in the table  below, the twelve months  ended September 28,  2001 overlap with the twelve months ended March 29, 2002.

                                                                                    Securities
                                                                        Restricted  Underlying
                                                         Other Annual     Stock      Options/    All Other
        Name and           Fiscal    Salary     Bonus    Compensation    Awards        SARs     Compensation
   Principal Position       Year      ($)      ($) (1)        ($)          ($)         (#)          ($)
 -----------------------   ------   --------   --------  ------------   ----------  ----------  ------------
 Geoffrey P. Jurick,        2002    $250,000        ---         ---          ---        ---           ---
 Chairman of the Board      2001    $250,000        ---         ---          ---        ---           ---
 and Chief Executive        2000    $250,000        ---         ---          ---        ---           ---
 Officer (1)

 John P. Walker,            2002    $330,000        ---     $25,295          ---        ---           ---
 President (2)              2001    $330,000        ---     $23,945          ---        ---           ---
                            2000    $330,000        ---     $12,929          ---        ---      $113,641

 Terrence M. Babilla,       2002    $240,000        ---     $26,276          ---        ---           ---
 Chief Operating Officer,   2001    $240,000        ---     $29,401          ---        ---           ---
 Executive Vice President,  2000    $240,000        ---     $28,667          ---        ---      $  2,625
 General Counsel and
 Secretary (3)

 Eugene J.P. Grant,         2002    $205,000        ---      $6,000          ---        ---           ---
 Executive Vice President   2001    $177,500        ---      $6,000          ---        ---           ---
 Sales and Marketing (4)    2000    $150,000        ---      $6,000          ---        ---      $  2,250

 Michael P. Glassman,       2002    $150,000        ---      $6,000          ---        ---           ---
 Vice President, Sales and  2001    $ 87,500        ---      $4,000          ---        ---           ---
 Marketing (5)              2000         ---        ---         ---          ---        ---           ---

 (1) Mr. Jurick has served as our Chairman of the Board since December 10, 1996 and as our Chief Executive Officer since January 23, 1997. Mr.
      Jurick has served as a director of Emerson and as Emerson's Chairman and Chief Executive Officer since July 1992 and December 1993, respectively. See "Certain Relationships and Related Transactions" for more information about Emerson.

 (2)  Mr. Walker has served as our President since July 28, 1998.  Mr. Walker served as Chief  Financial Officer from  December 11, 1996 to  November
      10, 1999, as our  President and Chief Operating  Officer from July  28,
      1998 to July 28, 1999, and as an Executive Vice President from December
      11, 1996  to July  28, 1998.   Emerson  reimbursed us  $100,000 of  the
      amount included in "Salary"  for fiscal 2000  through 2002 pursuant  to
      the  terms  of  the  Management  Services  Agreement.    See   "certain
      Relationships and Related Transactions".

      The amount in "Other Annual Compensation"  consists of: (a) for  fiscal
      2002, country club related dues and expenses of $4,508 and automobile related expenses of $11,446 and tax gross-ups related to these expenses of $9,341 (b) for fiscal 2001, country club related dues and expenses of $4,456 and automobile related expenses of $9,564 and tax gross-ups related to these expenses of $9,925, and(c) for fiscal 2000, country club related dues and expenses of $4,380 and automobile related expenses of $3,190, and tax gross-ups related to these expenses of $5,359.

      The amount in "All Other Compensation" for fiscal 2000 is comprised  of
      $2,625 in matching 401(k) contributions  and $65,000 in forgiveness  of indebtedness.  During  1997, the  Company loaned  Mr. Walker  $100,000,
      interest free, to purchase  a residence in Texas.   During fiscal  2000
      Mr. Walker's loan was restructured whereby (i) $65,000 of the loan  was forgiven, (ii) the $65,000 forgiven amount was grossed-up for taxes  by
      40% or $46,016, and (iii) Mr. Walker paid the remaining $35,000 of  the loan. See "Executive  Compensation and Other  Information -  Employment
      Agreements" for more information about Mr. Walker's Compensation.

 (3)  Mr. Babilla has served as Chief Operating Officer since July 28,  1999, as General Counsel  since March 13,  1995, as  Secretary since  May 13,
      1996 and  as Executive  Vice President  since January 13,  1998.   From
      September 1987 to March 1995, Mr. Babilla was an attorney with the  law firm of Hughes & Luce, L.L.P. in  Dallas, Texas.  The amount in  "Other
      Annual Compensation" consists  of: (a)  for fiscal  2002, country  club dues and expenses of $12,495 and automobile related expenses of $11,016 and tax gross-ups related to these expenses of $13,765, (b) for  fiscal
      2001, country club dues and expenses  of $6,000 and automobile  related expenses of $11,214 and  tax gross-ups related to  these expenses of  $
      12,187, and (c) for fiscal 2000,  country club dues and fees of  $6,000 and automobile related expenses of $10,790 and tax gross-ups related to these expenses of $11,887.  The amount in  "All Other Compensation"  is
      comprised  of   matching   401(k)  contributions.      See   "Executive
      Compensation and  Other  Information-Employment  Agreements"  for  more information regarding Mr. Babilla's compensation.

 (4)  Mr. Grant has  served as Executive  Vice President-Sales and  Marketing since January 26, 2001 and as President of our wholly-owned subsidiary,
      Athletic Training  Equipment  Company, Inc.,  a  Delaware  corporation,
      since December 1997.   Mr. Grant served as  Vice President -  Strategic
      Planning from  January 1999  to January  2001.   From January  1996  to
      December 1997, Mr. Grant was  President of Athletic Training  Equipment
      Company, Inc.,  a  Nevada corporation  which  filed for  bankruptcy  in
      September 1997 and which was subsequently acquired by us in December of
      that year.   From  January 1993  to January  1996, Mr.  Grant was  Vice
      President Business Unit Manager of Johnson Worldwide Associates,  Inc.,
      a  distributor  of  sporting  goods.    The  amount  in  "Other  Annual
      Compensation" for fiscal  2002, 2001  and 2000  consists of  automobile related  expenses  and  the  amount  in  "All  Other  Compensation"  is
      comprised  of   matching   401(k)  contributions.      See   "Executive
      Compensation and Other  Information - Employment  Agreements" for  more information regarding Mr. Grant's compensation.

 (5)  Mr. Glassman has served  as our Vice President  of Sales and  Marketing since April 1, 2001.  From June 1998 to March 2001, Mr. Glassman was  a
      Sporting Goods Buyer for Sears Roebuck and Company.  From December 1990
      to May 1998,  Mr. Glassman served  as the Executive  Vice President  of
      Sales and Marketing for Escalade Sports.   The amount is "Other  Annual
      Compensation" for fiscal 2002 consists of automobile related expenses.


 Option Grants During 2002 Fiscal Year

      We granted 20,000 options to Michael P. Glassman in fiscal 2002.


 Option Exercises During 2002 Fiscal Year and Fiscal Year End Option Values

      The following table provides information related to options exercised by our executive officers during the 2002 fiscal year and the number and value of options held at the end of our 2002 fiscal year by our executive officers. We do not have any outstanding stock appreciation rights.

                                                   Number of
                                                   Securities
                                                   Underlying         Value of
                                                   Unexercised      Unexercised
                                                  Options/SARs      In-the-Money
                          Shares                    at FY-End       Options/SARs
                         Acquired                      (#)           at FY-End
                            on         Value      Exercisable/         ($)(1)
                         Exercise    Realized     Unexercisable     Exercisable/
       Name                 (#)         ($)            (2)         Unexercisable
 -------------------     --------    --------    ---------------   -------------
 Geoffrey P. Jurick         -0-         -0-         300,000/0          $0/$0
 John P. Walker             -0-         -0-         150,000/0          $0/$0
 Terrence M. Babilla        -0-         -0-            0/0             $0/$0
 Eugene J.P. Grant          -0-         -0-         50,000/0           $0/$0
 Michael P. Glassman        -0-         -0-       6,666/13,334         $0/$0


 (1)  The closing price  for our  common stock as  reported by  the Over  the
      Counter Bulletin  Board  on  March  29,  2002  was  $1.07.    Value  is
      calculated on the basis of the difference between $1.07 and the  option exercise price of "in the money"  options, multiplied by the number  of shares of our common stock underlying the option.

 (2) Messrs. Jurick, Walker, and Grant voluntarily forfeited their options, without consideration, following the fiscal 2002 year end.


 Equity Compensation Plan Information

      The following table sets forth information regarding our equity compensation plans as of March 29, 2002.

                        Number of                              Number of
                    securities to be                          securities
                       issued upon         Weighted            remaining
                       exercise of     average exercise      available for
                       outstanding         price of         future issuance
                        options,          outstanding        under equity
                      warrants and     options, warrants     compensation
                         rights           and rights             plans
                           (a)                (b)                 (c)
 ----------------------------------------------------------------------------
 Equity
 compensation            926,179             $7.45              565,192
 plans approved by
 security holders
 ----------------------------------------------------------------------------
 Equity
 compensation
 plans not                 -0-                -0-                 -0-
 approved by
 security holders
 ----------------------------------------------------------------------------
 Total                   926,179             $7.45              565,192
 ----------------------------------------------------------------------------

 Employment Agreements

      John P. Walker. Effective January 14, 1998, we entered into a three year employment agreement with John P. Walker. We amended the Employment Agreement on February 25, 2000, which amendment extended the term of the Employment Agreement to December 31, 2002. Pursuant to Mr. Walker's employment agreement, Mr. Walker receives base annual compensation (subject to annual increases by our Board) of $330,000. The employment agreement also provides for (1) an annual bonus equal to an amount up to 30% of Mr. Walker's base salary upon attainment of our business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of our Board, or a committee thereof, (3) country club dues, (4) car allowance, (5) relocation expenses, including an interest free bridge loan in the amount of $100,000 secured by the real estate purchased,
 (6) participation in our health insurance plans, and (7) certain tax gross-ups. A portion of Mr. Walker's bridge loan was forgiven in 2000. See "Executive Compensation and Other Information - Summary Compensation Table." Mr. Walker's employment agreement also provides for certain severance payments if Mr. Walker is terminated without cause or constructively discharged prior to December 31, 2002. We also agreed to make available to Mr. Walker an interest free loan for six months to purchase shares of our common stock underlying his stock options, which loan would be secured by the shares of common stock. Pursuant to Mr. Walker's employment agreement, Mr. Walker may devote up to 33% of his working time fulfilling his obligations as an officer of Emerson. For more information about Mr. Walker's compensation, see "Executive Compensation and Other Information-Summary Compensation Table."

      Terrence M. Babilla. Effective January 14, 1998, we entered into a three year employment agreement with Terrence M. Babilla. We amended the Employment Agreement on February 25, 2000, which amendment extended the term of the Employment Agreement to December 31, 2002. Pursuant to Mr. Babilla's employment agreement, Mr. Babilla receives base annual compensation (subject to annual increases by our Board) of $240,000. The employment agreement also provides for (1) an annual bonus of up to 30% of Mr. Babilla's base salary upon attainment of our business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of our Board, or a committee thereof, (3) country club dues, (4) car allowance, (5) participation in our health insurance plans, and (6) certain tax gross-ups. Mr. Babilla's employment agreement also provides for certain severance payments if he is terminated without cause or constructively discharged prior to December 31, 2002. Pursuant to Mr. Babilla's employment agreement, Mr. Babilla may devote up to 10% of his working time fulfilling his obligations as an employee of Emerson and Emerson will pay any salary directly to Mr. Babilla. For more information about Mr. Babilla's compensation, please see "Executive Compensation and Other Information-Summary Compensation Table."

      Eugene J.P. Grant. Effective January 1, 2001 we entered into a three year employment agreement with Mr. Grant. Pursuant to Mr. Grants's employment agreement, Mr. Grant receives base annual compensation of $205,000. The employment agreement also provides for (1) an annual bonus up to 30% of Mr. Grant's base salary upon attainment of our business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of our Board, or a committee thereof, and (3) car allowance. Mr. Grants's employment agreement also provides for certain payments if he is terminated without cause prior to December 31, 2003. Mr. Grants's employment agreement is scheduled to expire on December 31, 2003.

      Michael P. Glassman. Effective April 1, 2001, we entered into a three year employment agreement with Michael P. Glassman. Pursuant to Mr. Glassman's employment agreement, Mr. Glassman receives base annual compensation of $150,000. The employment agreement also provides for (1) an annual bonus up to 30% of Mr. Glassman's base salary upon attainment of our business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of our Board, or a committee thereof, and (3) car allowance. Mr. Glassman's employment agreement also provides for certain payments if he is terminated without cause prior to March 31, 2004. Mr. Glassman's employment agreement is scheduled to expire on March 31, 2004.

      We may terminate our obligations under any of the above employment agreements if the employee covered by the employment agreement is discharged for cause (as defined in each applicable agreement). Each of the foregoing employees may be discharged without cause, provided that we continue to pay the remaining compensation payments due under the agreements. Each of the foregoing employees may terminate their employment prior to expiration of the agreements and, if we have not breached any provision of the agreements, we will be required to pay only the compensation earned to the date of termination.

 Severance Agreements

      Messrs. Walker and Babilla. In March 1999 we entered into severance agreements with Messrs. Walker and Babilla. The severance agreements provide that for a period of 180 days following a change in control (as defined in each agreement) of the company, the employee has the right to elect to receive cash compensation. The cash compensation is equivalent to 299% of the sum of: (a) his highest annual salary at any time during the 36 months prior to the change in control, plus (b) the highest bonus or incentive compensation paid to him by us for any of the last three fiscal years preceding a change in control. The cash compensation is generally designed to compensate for the loss of the employee's compensation, including salary and bonuses, less any amounts the payment of which might cause adverse consequences under federal income tax laws (as described in the agreements). In exchange for the cash compensation, the employee will release all of his rights under his employment agreement. As of June 30, 2002, the maximum aggregate contingent liability under the severance agreements was approximately $1,700,000.

      Mr. Pryor. Effective February 15, 1999 we entered into a Non-Competition, Confidentiality and Severance Agreement with Mr. Pryor. Subject to the terms of this Agreement, if Mr. Pryor is terminated by us without "cause" (as defined in the Agreement), we have agreed to pay Mr. Pryor his then current bi-weekly salary for a period of twenty-four (24) bi-weekly periods from the date of termination. As of June 30, 2002, the maximum aggregate contingent liability under Mr. Pryor's severance agreement was approximately $125,000.

      Mr. Bals. Effective February 8, 2002, we entered into a Non-Competition, Confidentiality and Severance Agreement with Mr. Bals. Subject to the terms of this Agreement, if Mr. Bals is terminated by us without "cause" (as defined in the Agreement), we have agreed to pay Mr. Bals his then current bi-weekly salary for a period of twenty-four (24) bi-weekly periods from the date of termination. As of June 30, 2002, the maximum aggregate contingent liability under Mr. Bal's severance agreement was approximately $120,000.

 Anti-Takeover Effect of Certain Provisions

      The provisions of the employment agreements and severance agreements that we have with certain of our executives may be deemed to have an anti-takeover effect. The effect may be to delay, defer or prevent a tender offer or takeover attempt that our stockholders may consider to be in their best interest, including attempts that might result in a premium over the market price for shares of our common stock held by you.

 Compensation Committee Interlocks and Insider Participation In Compensation Decisions

      The Compensation Committee is responsible for recommending to our Board compensation arrangements for our Chairman of the Board and Chief Executive Officer, which recommendation is subject to the approval of a majority of the disinterested directors. The Chairman of the Board was responsible for establishing compensation arrangements for all other executive officers, subject to the review and approval of our Board. During our 2002 fiscal year, Messrs. Treichler and Ko served as members of our Compensation Committee.

      Geoffrey P. Jurick serves as our Chairman of the Board and Chief Executive Officer and also as Chairman of the Board and Chief Executive Officer of Emerson. John P. Walker serves as our President and also as Executive Vice President - Global Management of Emerson. Mr. Walker is also a member of our Board. Mr. Bunger, who is a member of our Board and also Emerson's Board, serves on our Compensation Committee and also on Emerson's Compensation Committee. Messrs. Jurick and Walker, both executive officers who were also members of our Board during fiscal 2002, participated in deliberations concerning executive officer compensation.

 Report  of  the  Compensation  and  Stock  Option  Committee  on   Executive
 Compensation

      During fiscal 2002 the Compensation and Stock Option Committee and Chairman of the Board shared the responsibility for establishing and administering the company's executive compensation programs. The Compensation and Stock Option Committee had responsibility for determining compensation to be paid to the Chairman of the Board and Chief Executive Officer, subject to the approval of a majority of the disinterested directors. The Compensation and Stock Option Committee also had responsibility for administering the company's stock option plan, including authority regarding the selection of award recipients and the size and terms of all option grants under the option plan. The Chairman of the Board, subject to review and approval by the Board of Directors, determines on an annual basis the compensation to be paid to the executive officers of the company.

      Under the supervision of the Compensation and Stock Option Committee and the Board of Directors, the company developed and implemented compensation policies, plans and programs that sought to enhance the profitability of the company, and thus stockholder value, by aligning closely the financial interests of the company's executives with those of its stockholders. The specific objectives of the company's executive compensation program were to:

      * Support  the  achievement   of  the  company's  strategic   operating
        objectives.

      * Provide compensation at competitive levels that will attract and retain superior talent and reward executive officers based upon performance.

      * Align the executive officers' interests with the success of the company by placing the majority of pay increases at risk (i.e. increases that are dependent upon company performance).


      The company's executive  officer compensation program  for fiscal  2002
 was  comprised  of  base  salary,  cash  bonuses  and  long-term   incentive
 compensation in the form of stock options.

      Base salaries for the executive officers of the company represent compensation for the performance of defined functions and assumption of defined responsibilities. The Compensation and Stock Option Committee reviews the base salary for the Chairman of the Board and Chief Executive Officer on an annual basis and recommends compensation arrangements for the company's Chairman of the Board and Chief Executive Officer. Implementation of the Chairman and Chief Executive Officer's compensation arrangement is subject to the approval of a majority of the disinterested directors. The Chairman of the Board reviews the base salary of all the other executive officers on an annual basis and recommends compensation arrangements to the Board of Directors for such executive officers. In determining salary adjustments, the Compensation and Stock Option Committee and the Chairman of the Board consider the company's growth in earnings and revenues, the reduction in expenses, the company's results of operations as compared to the company's business plan, and each executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's positions, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the positions in which the executive serves. The Compensation and Stock Option Committee (with respect to compensation arrangements for the Chairman and Chief Executive Officer) and the Chairman (with respect to compensation arrangements for the other executive officers) exercise their judgment based upon the above criteria and do not apply a specific formula or assign a weight to each factor considered. The company has entered into employment agreements with each of Messrs. Walker, Babilla, Grant and Glassman. For more information about these employment agreements, see "Executive Compensation and Other Information -- Employment Agreements."

      At the beginning of each fiscal year, management submits a business plan to the Board of Directors and the Compensation and Stock Option Committee. The business plan establishes performance goals of the company for such fiscal year. Such goals may include target increases in sales, net income and earnings per share, reduction in expenses, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base. Cash bonuses are paid based upon successful achievement of some or all of the foregoing factors.

      The award of options to purchase common stock and the grant of shares of restricted stock form the basis for the company's long-term incentive plan for officers and key employees. The specific objective of all awards is to align executive and stockholder long-term interests by creating a strong correlation between executive pay and stockholder return. The company intends that its executives develop and maintain a significant, long-term stock ownership position in the company's common stock. We granted 20,000 options to Michael P. Glassman in fiscal 2002.

      The company paid Mr. Jurick, the Chief Executive Officer, $250,000 in base salary during fiscal 2002. The salary paid to Mr. Jurick in fiscal 2002 was subjectively established by the Compensation and Stock Option Committee and not subject to specific criteria.

      The Board of Directors has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1996, as amended (we refer to it as the "Code"). Section 162(m) of the Code generally provides that a publicly held corporation's deduction for compensation paid to its covered employees is limited to $1 million per year, subject to certain exceptions. Since the cash compensation of each of the company's current covered employees is below the $1 million threshold and the company's stock option plan has been revised to meet the requirements of Section 162(m) of the Code, the Board of Directors believes that Section 162(m) will not reduce the federal income tax deduction available to the company. The company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Board of Directors believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the company's success. Consequently, the Board of Directors recognizes that the loss of a tax deduction could be necessary in some circumstances.

      This report is submitted by the members of the Board of Directors,  the
 Compensation  Committee   and  the  Stock  Option  Committee  that  were  in
 existence at the end of fiscal 2002.

       Board of Directors        Compensation and Stock Option Committee
       -------------------       ---------------------------------------
        Geoffrey P. Jurick       Thomas P. Treichler
        John P. Walker           Johnson C.S. Ko
        Peter G. Bunger
        Johnson C.S. Ko
        Thomas P. Treichler

      This report will not be deemed to be incorporated by reference in any filing by Sport Supply Group under the Securities Act of 1933 (referred to as the "Securities Act") or the Exchange Act, except to the extent that the company specifically incorporates this report by reference.

                          Report of Audit Committee

      On April 20, 2000, the Board of Directors adopted the Audit Committee Charter. Management is responsible for the company's internal controls and financial reporting process. The company's independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. As the Audit Committee of the Board, we are responsible for monitoring and overseeing these processes. This report discusses certain actions we took during fiscal 2002 in connection with those responsibilities.

      In this context, we have reviewed the audited consolidated financial statements and have met and held discussions with management and Ernst & Young, LLP, the company's independent auditors. Management has represented to us that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other items, matters related to the conduct of the audit of the company's financial statements.

      The independent auditors also provided us with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the company and its related entities, and we discussed with the independent auditors their independence.

      Based on our discussions with management and the independent auditors, as well as our review of the representations of management and the report of the independent auditors to us, we recommended to the Board that the company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 29, 2002 and filed with the Securities and Exchange Commission.

      The Audit Committee has selected Ernst & Young, LLP to be employed as the company's independent certified public accountants to conduct the annual audit and to report on, as may be required, the consolidated financial statements that may be filed by the company with the Securities and Exchange Commission during the ensuing year.

      Representatives of Ernst & Young attend all meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

      This report is submitted by the members of the Audit Committee that were in existence at the end of fiscal 2002.

      Thomas P. Treichler
      Johnson C.S. Ko
      Peter G. Bunger

      This report will not be deemed to be incorporated by reference in any filing by Sport Supply Group under the Securities Act or the Exchange Act except to the extent that the company specifically incorporates this report by reference.

 Corporate Performance Graph

      The following graph shows a comparison of cumulative total returns for us, the S&P 500 Composite Index and an index of peer companies for the period since March 31, 1997. The comparison assumes $100 was invested on March 31, 1997 in our common stock and in each of the two indices and assumes reinvestment of dividends. Companies in the peer group are as follows: K2, Inc. (f/k/a Anthony Industries, Inc.), Escalade, Inc., and Johnson Worldwide Associates, Inc. Media General Financial Services provided the information in the graph.


                      [ PERFORMANCE GRAPH APPEARS HERE ]


                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG SPORT SUPPLY GROUP, INC.,
                      S&P 500 INDEX AND PEER GROUP INDEX


                                         FISCAL YEAR ENDING
 COMPANY/INDEX/MARKET     1997     1998     1999     2000     2001     2002
 ---------------------   ------   ------   ------   ------   ------   ------
 Sport Supply Group      100.00   158.51   138.30   102.13    24.47    18.21
 Peer Group Index        100.00   104.92    45.24    44.38    50.68    76.89
 S&P 500 Index           100.00   148.00   175.32   206.78   161.95   162.35


                     Assumes $100 Invested on Mar. 31, 1997
                         Assumes Dividend Reinvested
                       Fiscal Year Ending Mar. 29, 2002


 The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by Sport Supply Group under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates the graph by reference.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Ownership by Emerson Radio Corp.

      Emerson Radio Corp. (we refer to it as "Emerson"), one of the nation's largest volume consumer electronics distributors, directly and through subsidiaries, designs, sources, imports and markets a variety of video and audio consumer electronics and microwave oven products. Emerson has been listed on the American Stock Exchange under the symbol "MSN" since 1994.
 Emerson and Emerson's wholly-owned subsidiary, Emerson Radio (Hong Kong) Ltd., own 4,7,46,023 shares, or approximately 53%, of our issued and outstanding common stock.

 Emerson and Emerson HK have certain demand and incidental registration rights with respect to the resale of the shares of Common Stock they own. Pursuant to a Pledge and Security Agreement, Emerson has pledged to PNC, its U.S. lender, all of its shares in SSG together with all proceeds thereof and all dividends and other income and distributions thereon or with respect thereto.

        Our Board  includes the  following people  that are  associated  with
 Emerson: (1) Geoffrey P. Jurick, who beneficially owns approximately 38% of Emerson's issued and outstanding common stock and is Emerson's Chairman and Chief Executive Officer; (2) Peter G. Bunger, a member of Emerson's Board of Directors, and (3) John P. Walker, who serves as Executive Vice President - Global Management. Mr. Jurick is currently our Chairman of the Board and Chief Executive Officer and Mr. Bunger serves on the Compensation Committee of each company. Mr. Jurick has an employment agreement with Emerson. John
 P. Walker is our President and also is a director. Terrence M. Babilla, our Chief Operating Officer and General Counsel, also provides certain services to Emerson.

 Management Services Agreement with Emerson Radio Corp.

      During 1997, we entered into a management services agreement with Emerson in an effort to share certain administrative and logistic functions and to enable SSG and Emerson to reduce certain costs. The management services agreement may be terminated by either Emerson or us on sixty (60) days' prior notice. We recorded net billings to Emerson of $373,000, $293,000 and $488,000 for services provided pursuant to this agreement during fiscal 2002, 2001 and 2000, respectively. For more information about reimbursement of salaries/bonuses of certain executive officers, see "Executive Compensation and Other Information-Summary Compensation Table."

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act (we refer to it as "Section 16(a)") requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by certain regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received by us, we believe that, during fiscal 2002, our officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities.

                            STOCKHOLDER PROPOSALS

      A proper proposal submitted by one of our stockholders in accordance with applicable rules and regulations for presentation at our next annual meeting that is received at our principal executive office by March 31, 2003 will be included in our proxy statement and form of proxy for our next annual meeting.

                       PERSONS MAKING THE SOLICITATION

      The enclosed proxy is solicited on behalf of our Board. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our shares of common stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP, independent certified public accountants, has been selected by our Audit Committee as our independent auditor for the current year. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

      Fees Paid to Ernst & Young

 The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for the fiscal year 2002.

      Audit Fees                                             $204,000
      Financial Information Systems Design
        and Implementation Fees                              $      0
      All Other Fees                                         $ 60,000
      Total                                                  $264,000


 Audit Fees ($204,000). This category included the fees for the examination of our financial statements and the quarterly reviews of interim statements.

 All Other Fees ($60,000). This category includes fees for tax services and the audit of our benefit plans.


                                OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the annual meeting other than the matters set forth herein. Should any other matter requiring a vote of our stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Sport Supply Group.

                             FINANCIAL STATEMENTS

      We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended March 29, 2002 (exclusive of exhibits), without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request. Requests should be directed to Investor Relations (Attention: John P. Walker), Sport Supply Group, Inc., 1901 Diplomat Drive, Farmers Branch, Texas 75234.


                               By Order of the Board of Directors,

                               /s/ Terrence M. Babilla

                               TERRENCE M. BABILLA,
                               Chief Operating Officer,
                               Executive Vice President,
                               General Counsel and Secretary

                             FRONT OF PROXY CARD
                             -------------------

                           SPORT SUPPLY GROUP, INC
              Board of Directors Proxy for the Annual Meeting of Stockholders at 1:00 p.m., Thursday, September 26, 2002

                           Bent Tree Country Club
                            5201 Westgrove Drive
                            Dallas, Texas 75248

      The undersigned stockholder of Sport Supply Group, Inc. (the "Company") hereby appoints Geoffrey P. Jurick, John P. Walker and Terrence M. Babilla, or any of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

                         (Continued on reverse side)

 ----------------------------------------------------------------------------

                              BACK OF PROXY CARD
                              ------------------

                        FOR all nominees   WITHHOLD
                        listed below       AUTHORITY
                        (except as         to vote for
                        provided to the    all nominees
                        contrary below     below              Nominees:
 (1)  To elect five                                       Geoffrey P. Jurick,
      directors for a        [   ]           [   ]        John P. Walker
      one-year term                                       Peter G. Bunger
 (INSTRUCTION:      To withhold authority to vote for     Johnson C.S. Ko
 any individual nominee(s), write that nominee's name     Thomas P. Treichler
 on the space provided below):

 ----------------------------------------------------


 (2) To transact such other business as may properly come before the meeting and any adjournment(s) thereof.


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

 Receipt herewith of the Company's 2002 Annual Report and Notice of Meeting and Proxy Statement, dated July 30, 2002, is hereby acknowledged.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED
 ENVELOPE.

 PLEASE SIGN, DATE AND MAIL TODAY.




 SIGNATURE _________________  DATE: _______  _________________  DATE: _______
                                               (SIGNATURE IF
                                               HELD JOINTLY

 NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)